UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HERITAGE-CRYSTAL CLEAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2023

HERITAGE-CRYSTAL CLEAN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Center Drive, Suite East C300, Hoffman Estates, IL	60192
(Address of principal executive offices)	(Zip Code)

(847) 836-5670

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value per share	HCCI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed and reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2023, Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 19, 2023, with JFL-Tiger Acquisition Co., Inc., a Delaware corporation (“Parent”), and JFL-Tiger Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

On August 31, 2023, the Company filed with the SEC a definitive proxy statement on Schedule 14A in connection with the Merger (the “Definitive Proxy Statement”). As disclosed in the Definitive Proxy Statement, on or about August 15, 2023, a purported stockholder of the Company commenced a civil action against the Company in the United States District Court for the Southern District of New York captioned Ryan O’Dell v. Heritage-Crystal Clean, Inc., et al., Case 1:23-cv-07208 (the “Preliminary Proxy Complaint”) , alleging that the preliminary proxy statement filed by the Company in connection with the Merger on August 10, 2023 (the “Preliminary Proxy Statement”) contained certain material misrepresentations and/or omissions and asserting claims pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder, as well as Section 20(a) of the Exchange Act.

Following the filing of the Definitive Proxy Statement and prior to the filing of this Current Report on Form 8-K, three additional complaints against the Company were filed as individual actions (the “Definitive Proxy Complaints” and, collectively with the Preliminary Proxy Complaint, the “Complaints”). One Definitive Proxy Complaint, captioned Lawrence Bass v. Heritage-Crystal Clean, Inc., et al., Case No. 2023CH08122, was filed in the Circuit Court of Cook County, Illinois County Department, Chancery Division on or about September 12, 2023. Another Definitive Proxy Complaint, captioned James Walsh v. Heritage-Crystal Clean, Inc., et al., Case No. 1:23-cv-08232, was filed in the United States District Court for the Southern District of New York on or about September 18, 2023. The third Definitive Proxy Complaint, captioned Kevin Welsh v. Heritage-Crystal Clean, Inc., et al., Case No. 1:23-cv-01022-UNA, was filed in the United States District Court for the District of Delaware on or about September 19, 2023.

The Definitive Proxy Complaints generally allege that the Definitive Proxy Statement contained certain material misrepresentations and/or omissions in connection with the Merger and, as a result, the Definitive Proxy Statement is materially misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act or Section 12 of the Illinois Securities Act of 1953 and Illinois common law.

Each of the Complaints seeks, among other things, to enjoin the Company from consummating the Merger or, in the alternative, rescission of the Merger Agreement, as well as damages and attorneys’ fees. Additional lawsuits arising out of the Merger may also be filed in the future.

In addition to the Complaints, starting on August 15, 2023, purported stockholders of the Company sent demand letters (the “Demands” and, together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy Statement and the Definitive Proxy Statement.

The Company believes that the claims asserted in the Matters are without merit and that no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the Matters delaying or adversely affecting the Merger, to alleviate the costs, risks and uncertainties inherent in litigation, to provide additional information to its stockholders, and without admitting any liability or wrongdoing, the Company has determined to make voluntary supplemental disclosures (the “litigation-related supplemental disclosures”) related to the Merger for the purpose of mooting any alleged disclosure issues, as set forth herein. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

These litigation-related supplemental disclosures will not affect the merger consideration to be paid to stockholders of the Company in connection with the Merger or the timing of the special meeting of the Company’s stockholders, which will be held on October 10, 2023, at 9:00 a.m. Central Time at 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192. The Company’s board of directors continues to unanimously recommend that stockholders vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, please refer to the Definitive Proxy Statement for detailed instructions on how to change or revoke your proxy.

Supplemental Disclosures

The additional disclosures herein supplement the disclosures contained in, and should be read in conjunction with, the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in this supplemental disclosure differs from, or updates information contained in, the Definitive Proxy Statement, the information in this supplemental disclosure shall supersede or supplement the information in the Definitive Proxy Statement. For clarity, new text within restated paragraphs and tables from the Definitive Proxy Statement is bold and underlined, while deleted text is bold and stricken-through. Page references in the below disclosures are to pages in the Definitive Proxy Statement. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

Litigation-Related Supplemental Disclosures

The section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” is hereby supplemented as follows:

The following language is added to the last paragraph on page 39:

On June 8, 2023, the Company formally engaged Blair as financial advisor with respect to the potential transaction with JFLCO based on Blair’s experience in transactions similar to the proposed transaction, qualifications, expertise and reputation and its knowledge of the Company and its business and the industries in which the Company conducts its business. The engagement of Blair did not include the delivery of an opinion as to the fairness of the consideration to be paid in the proposed transaction, as the Company contemplated selecting a separate financial advisor for that task. As of the date of this proxy statement, Blair has not received any compensation from the Company pursuant to this engagement. The Company has agreed to pay Blair a fee of 0.85% of the transaction value, approximately $10.3 million subject to the closing balance sheet, upon consummation of the merger.

The section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” is hereby supplemented as follows:

The following language is added to the first paragraph on page 44:

During the go-shop period, representatives of Blair, acting at the direction of the Board, communicated with 53 prospective transaction partners to solicit such prospective transaction partners to make a proposal or offer that could constitute an alternative acquisition proposal. The Company executed a confidentiality agreement with ten of those 53 prospective transaction partners and subsequently provided non-public information relating to the Company to such prospective transaction partners. Nine of the confidentiality agreements entered into with the ten prospective transaction partners contained a “standstill” or similar provision.

The section of the Definitive Proxy Statement entitled “The Merger—Opinion of Stifel, Nicolaus & Company, Incorporated— Selected Company Analysis” is amended and supplemented as follows:

The language on pages 51 through 53 is hereby revised as follows:

Stifel compared the Company, from a financial point of view, to three North American publicly-traded environmental services companies and five North American publicly-traded specialty refinery companies that Stifel deemed to be relevant based on their business profiles, service offerings, end-market(s) served, and operating characteristics including financial metrics and potential growth prospects. Stifel compared the Company’s estimated financial metrics for calendar years 2023 and 2024, as set forth in the Company Projections, to the estimated calendar year 2023 and 2024 financial metrics, obtained from available public sources, of the eight companies. Stifel believed that the companies listed below have business models similar to those of the Company, but noted that none of these companies have the same management, composition, size, operations or financial profile as the Company.

The group of selected publicly-traded environmental services companies reviewed and their related financial metrics ($ in millions) and multiples were as follows:

~~Company Name~~

~~Darling Ingredients Inc.~~

~~Clean Harbors, Inc.~~

~~Enviri Corporation~~

		EV / Adj. EBITDA
	Enterprise Value	CY23E	CY24E	Less CapEx CY23E	Less CapEx CY24E
Darling Ingredients Inc.	$15,233.5	8.1x	7.8x	11.6x	10.2x
Clean Harbors, Inc.	11,001.0	10.6x	10.0x	17.8x	15.2x
Enviri Corporation	2,076.6	7.7x	7.2x	14.5x	14.0x

Based on this information, Stifel calculated and compared multiples for the Company and for the selected public companies of enterprise value (“EV”), which Stifel defined as fully-diluted equity value using the treasury stock method, plus debt, preferred stock and minority interests, less cash and cash equivalents, to estimated calendar year 2023 and 2024: (i) earnings before one-time charges, interest, taxes, depreciation and amortization (“Adj. EBITDA”); and (ii) Adj. EBITDA less net capital expenditures (“EBITDA less CapEx”).

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected companies:

Multiple:	Mean	Median	Range of Multiples Utilized in the Analysis (1st & 3rd Quartiles)
CY 2023E EV/Adj. EBITDA	8.8x	8.1x	7.9x – 9.4x
CY 2024E EV/Adj. EBITDA	8.3x	7.8x	7.5x – 8.9x
CY 2023E EV/Adj. EBITDA less CapEx	14.6x	14.5x	13.0x – 16.1x
CY 2024E EV/Adj. EBITDA less CapEx	13.1x	14.0x	12.1x – 14.6x

The group of selected publicly-traded oil refinery companies reviewed and their related financial metrics ($ in millions) and multiples were as follows:

~~Company Name~~

~~HF Sinclair Corporation~~

~~PBF Energy Inc.~~

~~CVR Energy, Inc.~~

~~Delek US Holdings, Inc.~~

~~Vertex Energy, Inc.~~

	Enterprise Value	EV / Adj. EBITDA
		CY23E	CY24E	Less CapEx CY23E	Less CapEx CY24E
HF Sinclair Corporation	$11,612.8	4.1x	4.9x	5.0x	6.6x
PBF Energy Inc.	5,152.1	2.4x	3.1x	4.9x	6.5x
CVR Energy, Inc.	4,440.9	4.2x	6.2x	5.4x	8.3x
Delek US Holdings, Inc.	3,613.1	4.0x	4.9x	6.8x	8.1x
Vertex Energy, Inc.	640.7	6.1x	3.2x	Negative Value	4.4x

Based on this information, Stifel calculated and compared multiples for the Company and for the selected public companies of EV to estimated calendar year 2023 and 2024: (i) Adj. EBITDA; and (ii) Adj. EBITDA less CapEx.

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected companies:

Multiple:	Mean	Median	Range of Multiples Utilized in the Analysis (1st & 3rd Quartiles)
CY 2023E EV/Adj. EBITDA	4.2x	4.1x	4.0x – 4.2x
CY 2024E EV/Adj. EBITDA	4.5x	4.9x	3.2x – 4.9x
CY 2023E EV/Adj. EBITDA less CapEx	5.5x	5.2x	5.0x – 5.7x
CY 2024E EV/Adj. EBITDA less CapEx	6.8x	6.6x	6.5x – 8.1x

Based on its review of the multiples relative to the selected companies, and applying a sum of the parts approach by applying the multiples of the selected environmental services companies to the environmental services business of the Company (which includes the Company’s industrial and field services) and the multiples of the selected oil refining companies to the used oil business of the Company, Stifel applied the 1st quartile and 3rd quartile multiples of the selected companies to the corresponding estimated calendar year 2023 and 2024 Adj. EBITDA and Adj. EBITDA less CapEx for the Company’s environmental services business and used oil business, as prepared by Company management and provided to Stifel by Company management to derive the following ranges of implied per share equity values and compared such values to the Company’s closing per share price of $42.62 on July 18, 2023 and the per share merger consideration of $45.50:

Benchmark	Range of Implied Per Share Equity Values
CY 2023E EV/Adj. EBITDA	$	33.43 – $	39.10
CY 2024E EV/Adj. EBITDA	$	35.89 – $	45.33
CY 2023E EV/Adj. EBITDA less CapEx	$	22.35 – $	27.52
CY 2024E EV/Adj. EBITDA less CapEx	$	34.32 – $	42.28

No company utilized in the selected company analysis is identical to the Company. In evaluating the selected companies, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean, median or quartile) is not in itself a meaningful method of using peer group data.

The section of the Definitive Proxy Statement entitled “The Merger—Opinion of Stifel, Nicolaus & Company, Incorporated—Selected Precedent Transactions Analysis” is amended and supplemented as follows:

The language on pages 53 and 54 is hereby revised as follows:

Based on public information, Stifel calculated and compared the multiples of EV to last twelve month (“LTM”) Adj. EBITDA implied in the merger agreement for the Company to the corresponding multiples implied in the following seven selected transactions which occurred since 2018 involving North American-focused environmental services companies that Stifel deemed to have certain characteristics that are similar to those of the Company, although Stifel noted that none of the selected transactions or the companies that participated in the selected transactions were directly comparable to the merger or to the Company, respectively. The group of selected transactions reviewed and their related financial metrics ($ in millions) and multiples were as follows:

~~Date Closed~~	~~Acquirer~~	~~Target~~
~~11/30/21~~	~~EQT Infrastructure~~	~~Covanta Holding Corporation~~
~~10/8/21~~	~~Clean Harbors, Inc.~~	~~HydroChemPSC~~
~~8/17/21~~	~~GFL Environmental Inc.~~	~~Terrapure Environmental Ltd.~~
~~4/6/20~~	~~Harsco Corporation~~	~~Stericycle Environmental Solutions~~
~~11/1/19~~	~~US Ecology~~	~~NRC Group~~
~~6/28/19~~	~~Harsco Corporation~~	~~Clean Earth, Inc.~~
~~10/17/18~~	~~Hennessey Capital~~	~~NRC Group~~

Date Closed	Target	Acquirer	Enterprise Value	Enterprise Value/LTM Adj. EBITDA
11/30/21	Covanta Holding Corporation	EQT Infrastructure	$5,300.0	11.5x
10/8/21	HydroChemPSC	Clean Harbors, Inc.	1,250.0	10.9x
8/17/21	Terrapure Environmental Ltd.	GFL Environmental Inc.	743.8	9.5x
4/6/20	Stericycle Environmental Solutions	Harsco Corporation	462.5	13.2x
11/1/19	NRC Group	US Ecology	966.0	10.6x
6/28/19	Clean Earth, Inc.	Harsco Corporation	625.0	12.4x
10/17/18	NRC Group	Hennessey Capital	748.0	8.6x

The following table sets forth the multiples indicated by this analysis, including the range of selected multiples relative to the selected precedent transactions:

Multiple:	Mean	Median	1st to 3rd Quartile
LTM EV/Adj. EBITDA	11.0x	10.9x	9.5x—12.4x

Based on public information, Stifel calculated and compared the multiples of EV to LTM Adj. EBITDA implied in the merger agreement for the Company to the corresponding multiples implied in the following two selected transactions which occurred since 2019 involving North American-focused oil refinery companies that Stifel deemed to have certain characteristics that are similar to those of the Company, although Stifel noted that neither of the selected transactions or the companies that participated in the selected transactions were directly comparable to the merger or to the Company, respectively. The group of selected transactions reviewed and their related financial metrics ($ in millions) and multiples were as follows:

~~Announcement Date~~	~~Acquirer~~	~~Target~~
~~2/1/23~~	~~GFL Environmental Inc.~~	~~Vertex Energy’s Used Motor Oil Collection & Refining Business~~
~~11/1/19~~	~~Tidewater Midstream and Infrastructure Ltd.~~	~~Husky Energy’s Prince George Refinery~~

Date Closed	Target	Acquirer	Enterprise Value	Enterprise Value/LTM Adj. EBITDA
2/1/23	Vertex Energy’s Used Motor Oil Collection & Refining Business	GFL Environmental Inc.	$90.0	3.6x
11/1/19	Husky Energy’s Prince George Refinery	Tidewater Midstream and Infrastructure Ltd.	204.1	3.6x

Stifel noted that both of the multiples of LTM EV to Adjusted EBITDA in this analysis were 3.6x.

Based on its review of the selected precedent transactions, and applying a sum of the parts approach by applying the multiples of the selected environmental services companies to the environmental services business of the Company (which includes the Company’s industrial and field services) and the multiples of the selected oil refining companies to the used oil business of the Company, Stifel applied the 1st quartile and 3rd quartile multiples to the corresponding LTM Adj. EBITDA of the Company’s environmental services business and used oil business, as prepared by Company management and provided to Stifel by Company management to derive the following range of implied equity values per share and compared such values to the Company’s current per share price of $42.62 and the per share merger consideration of $45.50:

Benchmark	Range of Implied Per Share Equity Values
LTM EV/Adj. EBITDA	$38.16 – $46.35

No transaction used in the precedent transactions analysis is identical to the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies involved in the precedent transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the Company is being compared. In evaluating the precedent transactions, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, such as the impact of competition, industry growth and the absence of any adverse material change in the financial condition of the Company or the companies involved in the precedent transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the precedent transaction which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the merger is being compared.

The section of the Definitive Proxy Statement entitled “The Merger—Opinion of Stifel, Nicolaus & Company, Incorporated—Discounted Cash Flow Analysis” is amended and supplemented as follows:

The language on page 54 is hereby revised as follows:

Stifel used financial forecasts of the Company for the calendar year 2023 through calendar year 2027, as prepared by Company management and provided to Stifel by Company management, to perform a discounted cash flow analysis, which is designed to provide insight into a company’s future cash flow projections by discounting them to arrive at the net present value of these cash flows. In conducting this analysis, Stifel assumed that the Company would perform in accordance with these forecasts. The forecasts and estimates supplied to and utilized by Stifel are set forth below in the section entitled “Company Projections.” Stifel first estimated the terminal value of the projected cash flows of $1,348 million based on the exit multiple method and $915 million based on the perpetuity growth method for the environmental services segment and $187 million based on the exit multiple method and $205 million based on the perpetuity growth method for the oil business segment using the following assumptions in the following scenarios:

•

Applying a range of exit multiples Stifel deemed relevant in its professional judgment to the Company’s estimated 2027 EBITDA, which multiples ranged from 8.0x to 9.0x for its environmental services segment and 3.5x to 4.5x for its oil business segment; and

•

Applying a range of perpetuity growth percentages Stifel deemed relevant in its professional judgment to the Company’s estimated 2027 unlevered cash flow, which percentages ranged from 2.00% to 3.00% for its environmental services segment and -0.50% to 0.50% for its oil business segment.

Stifel calculated projected unlevered free cash flow for the calendar year 2023 through calendar year 2027 as derived by Stifel by applying assumptions that Stifel believed reasonable based on its knowledge of the Company to the projected financial information prepared by Company management and provided to Stifel by Company management and discounted these cash flows and the terminal value to present values using discount rates of 11.8% – 12.8%, based on the Company’s weighted average cost of capital (“WACC”) using the Capital Asset Pricing Model (“CAPM”) for its environmental services segment and 14.4% – 15.4%, based on Company’s WACC using CAPM for its oil business segment.

This analysis resulted in the following implied enterprise value ranges, which Stifel compared to the Company’s current per share price of $42.62 and the per share merger consideration of $45.50:

Methodology:	Range of Implied Per Share Equity Values
EV/Adj. EBITDA Multiple	$40.50 – $46.97
Perpetuity Growth %	$31.07 – $37.69

The section of the Definitive Proxy Statement entitled “The Merger—Prospective Financial Information—FY 2023E to FY 2027E Company Projections” is supplemented as follows:

Six new rows and one footnote are added to the table titled “Unaudited Summary Financial Projections” on page 58:

in millions FYE December 31	Est. 2023	Projected
		2024	2025	2026	2027
Environmental Services Revenue	$589.8	$634.3	$686.9	$741.2	$797.2
Oil Business Revenue	222.6	229.7	229.7	229.7	229.7

Total Revenue	$812.5	$864.0	$916.6	$970.9	$1,026.9
% Environmental Services Growth	31.4%	7.5%	8.3%	7.9%	7.5%
% Oil Business Growth	(14.5%)	3.2%	0.0%	0.0%	0.0%
% Total Growth	14.5%	6.3%	6.1%	5.9%	5.8%
Environmental Services Adj. EBITDA	84.4	103.5	120.8	139.2	158.6
Oil Business Adj. EBITDA	51.0	48.1	47.7	47.2	46.8

Total Adj. EBITDA[1]	$135.4	$151.6	$168.5	$186.4	$205.4
% Environmental Services Revenue	14.3%	16.3%	17.6%	18.8%	19.9%
% Oil Business Revenue	22.9%	20.9%	20.8%	20.6%	20.4%
% Total Revenue	16.7%	17.5%	18.4%	19.2%	20.0%
Environmental Services CapEx	52.2	50.0	46.7	40.4	41.1
Oil Business CapEx	15.1	10.5	10.5	6.9	6.9

Total CapEx	$67.3	$60.6	$57.3	$47.3	$48.0
% Environmental Services Revenue	8.8%	7.9%	6.8%	5.4%	5.2%
% Oil Business Revenue	6.8%	4.6%	4.6%	3.0%	3.0%
% Total Revenue	8.3%	7.0%	6.2%	4.9%	4.7%
Environmental Services Adj. EBITDA less CapEx	32.2	53.4	74.1	98.8	117.6
Oil Business Adj. EBITDA less CapEx	35.9	37.6	37.2	40.3	39.8

Total Adj. EBITDA less CapEx	$68.2	$91.0	$111.3	$139.2	$157.4
% Environmental Services Revenue	5.5%	8.4%	10.8%	13.3%	14.7%
% Oil Business Revenue	16.1%	16.4%	16.2%	17.6%	17.3%
% Total Revenue	8.4%	10.5%	12.1%	14.3%	15.3%
Environmental Services Unlevered Free Cash Flow	12.9	35.8	52.2	72.8	87.1
Oil Business Unlevered Free Cash Flow	27.6	27.5	27.6	30.9	30.5
Total Unlevered Free Cash Flow[2]	$40.6	$63.3	$79.8	$103.7	$117.7
% Environmental Services Revenue	2.2%	5.6%	7.6%	9.8%	10.9%
% Oil Business Revenue	12.4%	12.0%	12.0%	13.4%	13.3%
% Total Revenue	5.0%	7.3%	8.7%	10.7%	11.5%

1

Adjusted EBITDA is a non-GAAP financial measure. The Company defines adjusted EBITDA as net income or loss adjusted for income taxes, interest income, interest expense, depreciation and amortization and certain other non-cash compensation expenses.

2

Unlevered Free Cash Flow is a non-GAAP financial measure. The Company defines Unlevered Free Cash Flow as EBIT (earnings before interest and taxes), less income taxes, plus depreciation and amortization, plus or less changes in net working capital, less net capital expenditures.

The section of the Definitive Proxy Statement entitled “The Merger—Interests of Crystal Clean’s Directors and Executive Officers in the Merger—Other Employee Arrangements” is supplemented as follows:

The second paragraph on page 61 is hereby revised as follows:

As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. All of the existing employment agreements will survive the merger as continuing obligations of the surviving corporation, unless and until modified or terminated, and no termination rights will be triggered on account of the merger. Prior to and following the closing of the merger, however, certain of our executive officers may have discussions, and following the closing of the merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective controlled affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Additionally, as of the date of this proxy statement, no new individualized compensation or post-closing employment arrangements have been established between Crystal Clean’s management and Parent or Merger Sub, or their subsidiaries or their respective controlled affiliates, though Messrs. Recatto and DeVita are currently negotiating certain post-closing employment agreements with the surviving corporation.

Additional Supplemental Disclosures

Following the filing of the Definitive Proxy Statement, the Company received a valuation analysis from Anderson Tax LLC of the value of certain non-compete provisions in Mr. Recatto’s employment agreement, which impact the Section 280G gross up payment Mr. Recatto could be entitled to receive in accordance with the gross-up arrangement under his employment agreement. In addition, certain performance-based equity awards have, in accordance with their terms, partially vested since the Definitive Proxy Statement was issued. Accordingly, the Company has determined to make the following additional supplemental disclosures to the Definitive Proxy Statement.

The section of the Definitive Proxy Statement entitled “Proposal 2: Non-Binding Advisory Vote On Merger-Related Compensation Arrangements—Golden Parachute Compensation” is hereby amended and supplemented as follows:

The table on page 94 is hereby revised as follows:

Name	Cash($)(1)	Equity($)(2)	Perquisites / Benefits($)(3)	Tax Reimbursement ($)(4)		Total($)
Brian Recatto	$741,100	$14,975,552	$0	$	~~7,609,897~~6,422,221	$	~~23,326,549~~22,138,873
Mark DeVita	$764,687	$2,256,573	$28,800		$0		$3,050,060
Ellie Bruce	$818,838	$519,833	$0		$0		$1,338,671

Footnote 2 on page 95 is hereby revised as follows:

(2)

Equity. The amounts reflected in the table below are single-trigger and represent the value of unvested Crystal Clean restricted stock, RSUs, and performance stock units held by each named executive officer that will be subject to accelerated vesting upon the occurrence of the effective time pursuant to the merger agreement. The amounts do not include the portions of such equity awards that have already vested according to their terms, with the exception of any awards granted within 12 months of the effective time.

Footnote 4 on page 95 is hereby revised as follows:

(4)

Tax Reimbursement. The amount listed in this column represents the Section 280G gross up payment Mr. Recatto could be entitled to receive in accordance with gross-up arrangements under his employment agreement in the event excise taxes arise pursuant to Section 280G, based on the assumptions listed above, including the share price of $45.50, and assuming that no actions mitigating the Section 280G excise taxes are applied. If Mr. Recatto’s employment is not terminated in a manner that results in severance benefits, the potential tax gross up payment is reduced to $6,007,039~~7,194,714~~. The gross-up may be reduced, including to zero, based on the final assessment of Section 280G excise taxes, if any

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect the Merger. In connection with the Merger, the Company filed with the SEC the Definitive Proxy Statement on August 31, 2023. The Company has mailed the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the Definitive Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to Mark DeVita, EVP & CFO, at mark.devita@crystal-clean.com.

Participants in the Solicitation

The Company and its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the Merger. Information about the Company’s directors and executive officers is set forth in the Definitive Proxy Statement. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is also set forth in the Definitive Proxy Statement.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the Merger and the expected timing of the completion of the Merger, the management of the Company upon completion of the Merger and the Company’s plans upon completion of the Merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. There can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; unexpected costs, charges or expenses resulting from the Merger; the Company’s ability to retain and hire key personnel in light of the Merger; certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the Merger on the Company’s relationships with its customers, operating results and business generally; and the risk that the Merger will not be consummated in a timely manner, if at all. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this Current Report on Form 8-K are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this Current Report on Form 8-K. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

By:	/s/ Mark DeVita
Mark DeVita
Executive Vice President & Chief Financial Officer

October 5, 2023